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                                                                   Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and the use of our report dated June 22, 1999, in the Registration Statement and related Prospectus of Aviation Holdings Group, Inc. for the registration of 750,000 units, each unit consisting of two shares of Common Stock and one Class A Warrant.


                                                  /s/  LJ SOLDINGER
                                                  ----------------------------
                                                  LJ SOLDINGER ASSOCIATES

Arlington Heights, Illinois
October 22, 1999